UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2023

Central Index Key Number of the issuing entity: 0001966002

Benchmark 2023-B38 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001541502

Goldman Sachs Mortgage Company

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-260277-04	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Columbus Circle, New York, New York	10019
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2023, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance of the Benchmark 2023-B38 Mortgage Trust (“Issuing Entity”) Commercial Mortgage Pass-Through Certificates, Series 2023-B38 (the “Certificates”), pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2023 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as general special servicer, Argentic Services Company LP, as special servicer with respect to the Pacific Design Center Whole Loan, Computershare Trust Company, N.A., as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the portfolio of mortgaged properties identified as “CX – 250 Water Street” on Exhibit B to the Pooling and Servicing Agreement (the “CX – 250 Water Street Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “CX – 250 Water Street Whole Loan”) that includes the CX – 250 Water Street Mortgage Loan and 19 pari passu promissory notes (each, a “CX – 250 Water Street Pari Passu Companion Loan”) that are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the CX – 250 Water Street Whole Loan will be serviced and administered (i) until the securitization of the controlling CX – 250 Water Street Pari Passu Companion Loan, under the pooling and servicing agreement governing the BANK 2023-BNK45 securitization and (ii) from and after the securitization of the controlling CX – 250 Water Street Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

The controlling CX – 250 Water Street Pari Passu Companion Loan was securitized on December 21, 2023 in connection with the issuance of a series of mortgage pass-through certificates entitled MSWF 2023-2, Commercial Mortgage Pass-Through Certificates, Series 2023-2. Consequently, the CX – 250 Water Street Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of December 1, 2023 (the “MSWF 2023-2 PSA”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Non-Serviced Master Servicer”), Argentic Services Company LP, as special servicer (in such capacity, the “Non-Serviced Special Servicer”), Computershare Trust Company, N.A., as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and asset representations reviewer. The MSWF 2023-2 PSA is attached hereto as Exhibit 99.1.

The servicing terms of the MSWF 2023-2 PSA are substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated April 6, 2023 (the “Prospectus”), and the following:

●	The Non-Serviced Master Servicer will earn a primary servicing fee with respect to the CX – 250 Water Street Mortgage Loan that is to be calculated at 0.00250% per annum (which rate includes any applicable sub-servicing fee rate).
●	Upon the CX – 250 Water Street Mortgage Loan becoming a specially serviced loan under the MSWF 2023-2 PSA, the Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such mortgage loan accruing at a rate equal to 0.25% per annum (subject to a minimum monthly fee of $3,500), until such time as such mortgage loan is no longer specially serviced.
●	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest and excess interest) and principal (other than any amount for which a liquidation fee would be paid) in respect of the CX – 250 Water Street Whole Loan made by the related borrower after a workout of the CX – 250 Water Street Whole Loan. The workout fee is subject to a minimum fee of $25,000.

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●	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with a liquidation of the CX – 250 Water Street Whole Loan. The liquidation fee is subject to a minimum fee of $25,000.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

99.1	Pooling and Servicing Agreement, dated as of December 1, 2023, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer, Computershare Trust Company, N.A., as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

Dated: December 27, 2023

BMARK 2023-B38 – 8-K (CX – 250 Water Street Servicing Shift)